United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 10, 2020

Puget Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

333-179212	01-0959140
Commission File Number	(I.R.S. Employer Identification No.)

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida	33432
(Address of Principal Executive Offices)	(Zip Code)

1 561 2108535
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

The Registrant is continuing to settle its outstanding debt and making arrangements to audit its financial statements for the past two years in order in order to prepare and file the reports on forms 10-K and 10-Q due for the fiscal years ended October 31, 2019 and 2020.

In conjunction therewith, it has prepared and filed its federal and state tax returns for the years ended October 31, 2015, 2016, 2017, 2018 and 2019.

Section 5 - Corporate Governance and Management

Chartering of Board of Advisors

At the urging of its strategic consultant, Qest Consulting Group, Inc. (“Qest”), the Registrant’s board of directors has chartered an advisory board to assist it in diverse matters (the “Board of Advisors”). The Board of Advisors will not have decision making authority as all recommendations require ratification by the Registrant’s board of directors, however, the Registrant’s management agrees with Qest that such board and its members will greatly enhance the Registrant’s anticipated operations. In recommending such action, Qest noted that the Registrant’s current lack of resources made it impossible to retain all of the personnel it required in order to address all of the important factors needed to develop a multifaceted venture of the type contemplated by the Registrant and also, that its lack of independent members on the board of directors made it impossible to develop certain mechanisms of corporate best practices from which the Registrant could benefit, but that outside advisors might at least assist in fulfilling some of the functions contemplated.

The Board of Advisors will be divided into specifically tasked committees of three kinds: standing (permanent); special temporary committees assuming roles that will be returned to the board of directors when its membership includes sufficient independent members; and, ad hoc, special purposes committees with limited scope and duration. The functions of the diverse committees may be combined if appropriate, practical and economically efficient. Standing Committees will include an acquisition evaluation committee; a business development committee; a technology and innovations committee; a stockholder and investment relations committee; a finance committee tasked with assisting management in securing and maintain adequate sources of credit and investment, most particularly for its subsidiaries; and, a personnel recruitment committee. Special temporary committees will include an audit committee and a compensation committee. All committee members will also be members of the Board of Advisors which will meet in plenary session at least annually, concurrently with and as a component of the annual meeting of stockholders.

Members of the Board of Advisors will be eligible for compensation in the form of five year, restricted non-qualified stock options vesting at the conclusion of two years of service on the Board of Advisors, the quantity of which will be determined by the Registrant’s board of directors on a case by case basis, based on recommendation of management and, for so long as it is retained as the Registrant’s strategic consultant, by Qest acting in the role of a de facto member of the compensation committee until such time as the Registrant’s board of directors has sufficient independent members to constitute a Compensation Committee as envisioned in the Bylaws. All such options shall be exercisable at a price of not less than 110% of the market price for the subject underlying securities on the date of grant. Other than the foregoing, no member of the Board of Advisors or of any committee thereof shall be entitled as a result of such role to any compensation from the Registrant.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 2 (excluding exhibits)

Board of Advisors members may include directors, officers or employees of the Registrant’s subsidiaries and may also, assuming qualified stockholders are interested in serving in such role, include persons who have been stockholders of the Registrant for at least one year. The Registrant’s president or his designee will serve as the chair of the Board of Advisors and of all of its committees.

The Registrant's management and Qest are considering potential candidates for membership on the Board of Advisors with backgrounds in healthcare, intellectual property and in innovative environmental technologies but the Registrant’s requirements for competent advisors are varied and competition for qualified advisors is intense. The Registrant’s current financial situation makes recruitment challenging and for the time being, will be based on the personal contacts heretofore developed by its management and Qest. Competition for competent advisors includes many companies, organizations and universities that are well funded and well recognized, thus, there can be no assurance that the Registrant will be able to find competent advisors to serve on its Board of Advisors on the terms it is currently able to offer.

It is anticipated by the Registrant's management that future members of the Registrant's board of directors will be recruited from members of the Board of Advisors.

A copy of the Board of Advisor’s charter certified as accurate as on November 12, 2020 by the Registrant’s secretary is filed as exhibit 99.1 to this current report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

99.1	Board of Advisor’s Charter

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Puget Technologies, Inc.

	By:	/s/Hermann Burckhardt
Date: November 12, 2020		Hermann Burckhardt, President and Chief Executive Officer

	By:	/s/Thomas Jaspers
Thomas Jaspers, Treasurer, Secretary and Chief Financial Officer

Puget Technologies, Inc., current report on Commission Form 8-K, Page 3 (excluding exhibits)